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                                                             Exhibit 99_23(d)(4)

                             SUB-ADVISORY AGREEMENT
                               NATIONS FUNDS TRUST

          THIS AGREEMENT is made as of March 30, 2000, by and between BANC OF AMERICA ADVISORS, INC., a North Carolina corporation (the "Adviser"), BANC OF AMERICA CAPITAL MANAGEMENT, INC., a Maryland corporation (the "Sub-Adviser"), and NATIONS FUNDS TRUST, a Delaware business trust (the "Trust"), on behalf of those series of the Trust now or hereafter identified on Schedule I (each a "Fund" and collectively, the "Funds").

          WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

          WHEREAS, the Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

          WHEREAS, the Sub-Adviser is also registered with the Commission as an investment adviser under the Advisers Act;

          WHEREAS, the Adviser and the Trust have entered into an investment advisory agreement (the "Investment Advisory Agreement"), pursuant to which the Adviser manages the investment operations of each Fund and may delegate certain duties of the Adviser to one or more investment sub-adviser(s); and

          WHEREAS, the Adviser, with the approval of the Board of Trustees of the Trust (the "Board"), including a majority of the Trustees who are not "interested persons" (defined herein) of any party to this Agreement, desires to delegate to the Sub-Adviser the duty to manage the portfolio investments of the Funds;

          NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1. Appointment of Sub-Adviser. The Adviser hereby appoints the Sub-Adviser and the Sub-Adviser hereby agrees to manage the portfolio investments of each Fund subject to the terms of this Agreement and subject to the supervision of the Adviser and the Board.

          2. Services of Sub-Adviser. The Sub-Adviser shall perform all services necessary for the management of the portfolio investments of each Fund, including but not limited to:

          (a) Managing the investment and reinvestment of all assets, now or hereafter acquired by each Fund, including determining what securities and other investments are to be purchased or sold for each Fund and executing transactions accordingly;

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          (b)       Transmitting trades to each Fund's custodian for settlement in accordance with each Fund's procedures and as may be directed by the Trust;

          (c) Assisting in the preparation of all shareholder communications, including shareholder reports, and participating in shareholder relations;

          (d) Making recommendations as to the manner in which voting rights, rights to consent to Fund action and any other rights pertaining to each Fund's portfolio securities shall be exercised;

          (e) Making recommendations to the Adviser and the Board with respect to Fund investment policies and procedures, and carrying out such investment policies and procedures as are approved by the Board or by the Adviser under authority delegated by the Board to the Adviser;

          (f) Supplying reports, evaluations, analyses, statistical data and information to the Adviser, the Board or to the Funds' officers and other service providers as the Adviser or the Board may reasonably request from time to time or as may be necessary or appropriate for the operation of the Trust as an open-end investment company or as necessary to comply with Section 3(a) of this Agreement;

          (g) Maintaining all required books and records with respect to the investment decisions and securities transactions for each Fund;

          (h) Furnishing any and all other services, subject to review by the Board, that the Adviser from time to time determines to be necessary or useful to perform its obligations under the Investment Advisory Agreement or as the Board may reasonably request from time to time.

     3. Responsibilities of Sub-Adviser. In carrying out its obligations under this Agreement, the Sub-Adviser agrees that it will:

          (a) Comply with all applicable law, including but not limited to the 1940 Act and the Advisers Act, the rules and regulations of the Commission thereunder, and the conditions of any order affecting the Trust or a Fund issued thereunder;

          (b) Use the same skill and care in providing such services as it uses in providing services to other fiduciary accounts for which it has investment responsibilities;

          (c) Not make loans to any person for the purpose of purchasing or carrying Fund shares;

          (d) Place, or arrange for the placement of, all orders pursuant to its investment determinations for the Funds either directly with the issuer or with any

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                    broker or dealer (including any affiliated broker or
                    dealer). In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Adviser may also consider whether such broker or dealer furnishes research and other information or services to the Sub-Adviser;

          (e) Adhere to the investment objective, strategies and policies and procedures of the Trust adopted on behalf of each Fund;

          (f) Maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. In making investment recommendations for a Fund, the Sub-Adviser's investment advisory personnel will not inquire or take into consideration whether the issuers (or related supporting institutions) of securities proposed for purchase or sale for a Fund's account are customers of the commercial departments of its affiliates. In dealing with commercial customers, such commercial departments will not inquire or take into consideration whether securities of those customers are held by the Fund.

     4. Confidentiality of Information. Each party agrees that it will treat confidentially all information provided by another party regarding such other party's business and operations, including without limitation the investment activities or holdings of a Fund. All confidential information provided by a party hereto shall not be disclosed to any unaffiliated third party without the prior consent of the providing party. The foregoing shall not apply to any information that is public when provided or thereafter becomes public or which is required to be disclosed by any regulatory authority in the lawful and appropriate exercise of its jurisdiction over a party, by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

     5. Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its provision of services under this Agreement is not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Sub-Adviser to be suitable for two or more accounts managed by the Sub-Adviser, the available securities or investments may be allocated in a manner believed by the Sub-Adviser to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by a Fund or the size of the position obtainable

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for or disposed of by a Fund. Nothing in this Agreement shall limit or restrict the right of any of the Sub-Adviser's partners, officers or employees to engage in any other business or to devote his or her time and 5. attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the Sub-Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

     6. Delivery of Documents. The Trust will provide the Sub-Adviser with copies, properly certified or authenticated, of each of the following:

          (a) the Trust's Certificate of Trust, as filed with the Secretary of State of Delaware, and Declaration of Trust (such Declaration of Trust, as presently in effect and as from time to time amended, is herein called the "Declaration of Trust");

          (b) the most recent prospectus(es) and statement(s) of additional information relating to each Fund (such prospectus(es) together with the related statement(s) of additional information, as presently in effect and all amendments and supplements thereto, are herein called the "Prospectus"); and

          (c) any and all applicable policies and procedures approved by the Board.

     The Trust will promptly furnish the Sub-Adviser with copies of any and all amendments of or additions or supplements to the foregoing.

     7. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records that it maintains for each Fund under this Agreement are the property of the Trust and further agrees to surrender promptly to the Trust or the Adviser any of such records upon request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     8. Expenses of the Funds. Except to the extent expressly assumed by the Sub-Adviser and except to any extent required by law to be paid or reimbursed by the Sub-Adviser, the Sub-Adviser shall have no duty to pay any ordinary operating expenses incurred in the organization and operation of the Funds. Ordinary operating expenses include, but are not limited to, brokerage commissions and other transaction charges, taxes, legal, auditing, printing, or governmental fees, other Fund service providers' fees and expenses, expenses of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to Board and shareholder meetings, and the cost of preparing and distributing reports and notices to shareholders.

     9. Compensation. Except as otherwise provided herein, for the services provided to each Fund and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor a fee determined in

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accordance with Schedule I attached hereto. It is understood that the Adviser shall be solely responsible for compensating the Sub-Adviser for performing any of the duties delegated to the Sub-Adviser and the Sub-Adviser agrees that it shall have no claim against the Trust or any Fund with respect to compensation under this Agreement. The Adviser and the Sub-Adviser may, from time to time, agree to reduce, limit or waive the amounts payable hereunder with respect to one or more Funds for such period or periods they deem appropriate.

     10. Liability of Sub-Adviser. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser or the Trust in connection with the performance of its duties under this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services, or a loss resulting from willful misfeasance, bad faith or negligence on the part of the Sub-Adviser or any of its officers, directors, employees or agents, in the performance of their duties under this Agreement, or from reckless disregard by it of obligations and duties under this Agreement.

     11. Term and Approval. This Agreement will become effective as of the date set forth herein above, and shall continue in effect until the second anniversary of its effective date. This Agreement will become effective with respect to each additional Fund as of the date set forth on Schedule I when each such Fund is added thereto. The Agreement shall continue in effect for a Fund after the second anniversary of the effective date for successive annual periods ending on each anniversary of such date, provided that the continuation of the Agreement is specifically approved for the Fund at least annually:

          (a)(i) by the Board or (ii) by the vote of "a majority of the outstanding voting securities" of the Fund (as defined in Section 2(a)(42) of the 1940 Act); and

          (b) by the affirmative vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

     12. Termination. This Agreement may be terminated without payment of any penalty at any time by:

          (a) the Trust with respect to a Fund, by vote of the Board or by vote of a majority of a Fund's outstanding voting securities, upon sixty (60) days' written notice to the other parties to this Agreement; or

          (b) the Adviser or the Sub-Adviser with respect to a Fund, upon sixty (60) days' written notice to the other parties to this Agreement.

     Any party entitled to notice may waive the notice provided for herein. This Agreement shall automatically terminate in the event of its assignment, unless an order is issued by the Commission conditionally or unconditionally exempting such assignment from the provisions of

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Section 15(a) of the 1940 Act, in which event this Agreement shall remain in full force and effect subject to the terms of such order. For the purposes of this paragraph, the definitions contained in Section 2(a) of the 1940 Act and the applicable rules under the 1940 Act shall apply.

     14. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     15. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to such address as may be designated for the receipt of such notice. Until further notice, it is agreed that the address of the Trust shall be c/o Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, Attention: Secretary, that of the Adviser shall be One Bank of America Plaza, 33rd Floor, 101 South Tryon Street, Charlotte, North Carolina 28255, Attention: President and that of the Sub-Adviser shall be One Bank of America Plaza, 33rd Floor, 101 South Tryon Street, Charlotte, North Carolina 28255, Attention: President.

     16. Release. The names "Nations Funds Trust" and "Trustees of Nations Funds Trust" refer respectively to the Trust created by the Declaration of Trust and the Trustees as Trustees but not individually or personally. All parties hereto acknowledge and agree that any and all liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Trust and that no Trustee, officer or shareholder shall be personally liable for any such liabilities. All persons dealing with any Fund of the Trust must look solely to the property belonging to such Fund for the enforcement of any claims against the Trust.

     17. Miscellaneous. This Agreement contains the entire understanding of the parties hereto. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     18. Governing Law. This Agreement shall be governed by, and construed in accordance with, Delaware law and the federal securities laws, including the 1940 Act and the Advisers Act.

     19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                        NATIONS FUNDS TRUST
                                        on behalf of the Funds

                                        By: /s/ A. Max Walker
                                           -------------------------------------
                                            A. Max Walker
                                            President and Chairman of
                                            the Board of Trustees

                                        BANC OF AMERICA ADVISORS, INC.

                                        By: /s/ Robert H. Gordon
                                           -------------------------------------
                                            Robert H. Gordon
                                            President

                                        BANC OF AMERICA CAPITAL
                                        MANAGEMENT, INC.

                                        By: /s/ Michael E. Kenneally
                                           -------------------------------------
                                            Michael E. Kenneally
                                            President

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                                   SCHEDULE I

     The Adviser shall pay the Sub-Adviser, as full compensation for services provided and expenses assumed hereunder, a sub-advisory fee for each Fund, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of the Fund:

                                                                   Effective
                                                Rate of            ---------
             Fund                            Compensation            Date
             ----                            ------------            ----

Nations MidCap Index Fund                        0.10%             03/30/00

Nations Kansas Municipal Income Fund             0.07%             07/14/00

Nations Financial Services Fund                  0.25%             03/29/01

Nations Asset Allocation Fund                    0.25%             06/08/01
                                                                 (non-equity
                                                                   portion)
                                                                   03/27/02
                                                               (equity portion)

Nations Government Securities Fund               0.15%             06/08/01

Nations LifeGoal Growth Portfolio                0.05%             06/08/01

Nations LifeGoal Balanced Growth Portfolio       0.05%             06/08/01

Nations LifeGoal Income and Growth Portfolio     0.05%             06/08/01

Nations MidCap Value Fund                        0.25%             11/19/01

Nations LargeCap Value Fund                      0.25%             11/19/01

Nations New York Tax-Exempt Reserves            0.033%             02/15/02

Nations Research Fund                            0.25%             03/27/02

Nations Value Fund                               0.25%             05/17/02

Nations Capital Growth Fund                      0.25%             05/10/02

Nations MidCap Growth Fund                       0.25%             05/10/02

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                                                                   Effective
                                                Rate of            ---------
             Fund                            Compensation            Date
             ----                            ------------            ----

Nations LargeCap Index Fund                      0.10%             05/10/02

Nations Managed Index Fund                       0.10%             05/10/02

Nations SmallCap Index Fund                      0.10%             05/10/02

Nations Short-Intermediate Government Fund       0.15%             05/10/02

Nations Municipal Income Fund                    0.07%             05/10/02

Nations Short-Term Municipal Income Fund         0.07%             05/10/02

Nations Intermediate Municipal Bond Fund         0.07%             05/10/02

Nations Short-Term Income Fund                   0.15%             05/10/02

Nations Strategic Income Fund                    0.15%             05/10/02

Nations Bond Fund                                0.15%             05/10/02

Nations Florida Municipal Bond Fund              0.07%             05/10/02

Nations Florida Intermediate Municipal
Bond Fund                                        0.07%             05/10/02

Nations Georgia Intermediate Municipal
Bond Fund                                        0.07%             05/10/02

Nations Maryland Intermediate Municipal
Bond Fund                                        0.07%             05/10/02

Nations North Carolina Intermediate Municipal
Bond Fund                                        0.07%             05/10/02

Nations South Carolina Intermediate Municipal
Bond Fund                                        0.07%             05/10/02

Nations Tennessee Intermediate Municipal
Bond Fund                                        0.07%             05/10/02

Nations Texas Intermediate Municipal
Bond Fund                                        0.07%             05/10/02

Nations Virginia Intermediate Municipal
Bond Fund                                        0.07%             05/10/02

Nations Small Company Fund                       0.25%             05/17/02

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                                                                   Effective
                                                Rate of            ---------
             Fund                            Compensation            Date
             ----                            ------------            ----

Nations Cash Reserves                           0.033%             05/10/02

Nations Treasury Reserves                       0.033%             05/10/02

Nations Municipal Reserves                      0.033%             05/10/02

Nations Government Reserves                     0.033%             05/10/02

Nations Tax-Exempt Reserves                     0.033%             05/10/02

Nations Money Market Reserves                   0.033%             05/10/02

Nations California Tax-Exempt Reserves          0.033%             05/10/02

Nations Convertible Securities Fund              0.25%             05/10/02

Nations California Municipal Bond Fund           0.07%             05/17/02

Corporate Bond Portfolio                         0.20%              [DATE]

Mortgage- and Asset-Backed Portfolio             0.20%              [DATE]

High Income Portfolio                            0.30%              [DATE]


Approved:  December 9, 1999
Last Amended:  May 29, 2002

                                      -10-

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         IN WITNESS WHEREOF, the parties hereto have caused this amended
Schedule I to be executed by their officers designated below as of the 29th day of May, 2002.

                                  BANC OF AMERICA ADVISORS,
                                  LLC (formerly Banc of America Advisors, Inc.)


                                  By: /s/ Robert H. Gordon
                                      ------------------------------------------
                                      Robert H. Gordon
                                      President


                                  BANC OF AMERICA CAPITAL
                                  MANAGEMENT, LLC
                                  (formerly Banc of America
                                  Capital Management, Inc.)


                                  By: /s/ Michael E. Kenneally
                                      ------------------------------------------
                                      Michael E. Kenneally
                                      President


                                  NATIONS FUNDS TRUST
                                  on behalf of the Funds


                                  By: /s/ Richard H. Blank, Jr.
                                      ------------------------------------------
                                      Richard H. Blank, Jr.
                                      Secretary

                                      -11-